Exhibit 10.33

Portions of this exhibit indicated by “******” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities

Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”), made effective January 1, 2007, (the “MOU”), between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation with its principal office located in Richmond, Virginia, doing business in the Commonwealth of Virginia as “Dominion Virginia Power” and in the State of North Carolina as “Dominion North Carolina Power” (hereinafter referred to as “Buyer”), on the one hand, and Alliance Coal, LLC, a Delaware limited liability company with its principal office located in Tulsa, Oklahoma, (hereinafter referred to as “Seller”), Mettiki Coal (WV), LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Seller (hereinafter referred to as “Mettiki (WV)”), and Mettiki Coal, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Seller (hereinafter referred to as “Mettiki”), on the other hand. Buyer, Seller, Mettiki (WV) and Mettiki sometimes are referred to hereinafter individually as a “party” and collectively as the “parties.”

Recitals:

WHEREAS, Buyer and Seller entered into an agreement entitled “Agreement for the Supply of Coal to Mt. Storm Power Station between Virginia Electric and Power Company and Alliance Coal, LLC” dated June 22, 2005, (the “Agreement”), pursuant to which Seller will supply coal to the Mt. Storm Station beginning on or after January 1, 2007 and continuing through December 31, 2013; and

WHEREAS, capitalized terms herein shall have the same meaning ascribed to such terms in the Agreement, as amended by Amendment No. 1, as set forth below, and ascribed to such terms in all other agreements as specifically referenced herein, unless otherwise defined herein; and

WHEREAS, simultaneous with the execution of this MOU by the parties, Buyer and Seller have entered into that certain Amendment No. 1 to the Agreement effective January 1, 2007, pursuant to which Seller will supply additional Spot Tonnage to the Mt. Storm Station beginning on or after January 1, 2007 and shall continue up through December 31, 2008; and

WHEREAS, simultaneous with the execution of this MOU by the parties, Buyer and Mettiki Coal, LLC have entered into that certain Termination Agreement relating to that certain Second Restated and Amended Fuel Supply and Ash Management Services Agreement to North Branch Power Station effective as of July 1, 2003 (“Termination Agreement”); and

WHEREAS, simultaneous with the execution of this MOU by the parties, Buyer and Mettiki (WV) have entered into that certain Third Restated and Amended Fuel Supply and Ash Management Services Agreement effective January 1, 2007, (the “North Branch Agreement”) pursuant to which Mettiki (WV) will supply Fuel to the North Branch Station and provide for the removal and management of Ash generated by the North Branch Power Station beginning on or after January 1, 2007 and continuing through December 31, 2008; and

WHEREAS, Seller anticipates that it will be able to realize certain benefits from the Maryland mined coal tax credit which may be accomplished by Seller selling its Maryland mined coal intended for delivery to Buyer under the Agreement to a qualified utility (or utilities) which can take a credit against their public utility franchise tax under Md. Code Ann., Tax-Gen. § 8-406(b) (1997 Repl. Vol.) (the “Maryland Tax Credit”); and

WHEREAS, Buyer and Seller desire to agree upon certain terms and conditions to amend the Agreement to enable Seller to realize the Maryland Tax Credit by having Seller sell its Maryland mined coal intended for delivery to Buyer under the Agreement to a qualified utility (“Monetizer”) (or utilities) (“Monetizers”), which Monetizer (or Monetizers), under a separate agreement, shall in turn either (1) sell such coal directly to Buyer (“Monetizer Coal Supply Agreement”), or (2) sell such coal to a third party supplier (or third party suppliers), which third party supplier (or third party suppliers) under a separate agreement, shall in turn sell such Maryland mined coal to Buyer (“Third Party Coal Supply Agreement”), which under either sale arrangement, shall be blended by Seller with other coal that is delivered to the Mt. Storm Power Station by Seller with such blended coal then delivered to Buyer under the Agreement; and

WHEREAS, the coal purchased by Buyer under a Monetizer Coal Supply Agreement and/or a Third Party Coal Supply Agreement shall serve to reduce the quantity of coal that is required to be purchased by Buyer from Seller under the Agreement; and

WHEREAS, for and in consideration of Buyer entering into any Monetizer Coal Supply Agreement and/or a Third Party Coal Supply Agreement to enable Seller to realize the Maryland Tax Credit, Seller agrees to indemnify and hold Buyer, and its affiliates, parents, subsidiaries, officers, directors, agents and others acting on its behalf, harmless from and against any additional costs, expenses or liability incurred as a result thereof; and

WHEREAS, simultaneous with the execution of this MOU by the parties, Seller agrees to issue Buyer a credit in the amount of $******, which is equal to $****** per ton for ****** tons of the total tons of coal sold during the period ****** through ****** by (1) Mettiki to Mount Storm Supply under (i) the Restated and Amended Feedstock Agreement No. 1, effective June 1, 2006 and (ii) Purchase Order No. 75, effective December 20, 2006, and (2) by Seller to Mount Storm Supply under (i) the Restated and Amended Feedstock Agreement No. 2, effective June 1, 2006 and (ii) Purchase Order No. 77, effective January 1, 2007, of which coal was produced into synfuel; and

WHEREAS, at such time as Buyer actually enters into a Monetizer Coal Supply Agreement and/or a Third Party Coal Supply Agreement which enables Seller to realize the Maryland Tax Credit, Seller agrees to issue Buyer an additional one-time credit in the amount of $******, which is equal to $****** per ton for ****** tons of the total tons of coal sold on or after ****** by Seller to Mount Storm Supply under (i) the Restated and Amended Feedstock Agreement No. 2, effective June 1, 2006 and (ii) Purchase Order No. 77, effective January 1, 2007, of which coal was produced into synfuel.

NOW THEREFORE, for and in consideration of the above recitals which are incorporated herein, and the covenants and premises herein set forth, Buyer, Seller, Mettiki (WV) and Mettiki hereby agree, intending to be legally bound, as follows:

1.	Maryland Tax Credit.

(a) After execution of this MOU, Seller intends to enter into a coal supply agreement with a qualified Monetizer (or Monetizers) which can take a credit against its public utility franchise tax under Md. Code Ann., Tax-Gen. § 8-406(b) (1997 Repl. Vol.) for the purchase of Maryland mined coal (hereinafter referred to as “Monetizer(s)”) who is willing to (a) purchase Seller’s Maryland mined coal and (b) enter into a Monetizer Coal Supply Agreement directly with Buyer or (2) sell such coal to a third party supplier (or third party suppliers), which Seller shall cause such third party supplier (or third party suppliers) to in turn sell such Maryland mined coal to Buyer under a Third Party Coal Supply Agreement. (All agreements referenced above are hereinafter referred to collectively as the “Maryland Tax Credit Agreements”).

(b) The term of the Maryland Tax Credit Agreements shall be for such period of time that Seller is able to realize certain benefits from the Maryland mined coal tax credit.

(c) After the execution of this MOU, Buyer agrees to enter into a Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement proposed by Seller which contain terms and conditions reasonably acceptable to Buyer, of which acceptance shall not be unreasonably conditioned, delayed or withheld by Buyer.

(d) The purchase price of the coal payable by Buyer under the Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement will be equal to the then existing Price payable by Buyer to Seller under the Agreement, but without adjustments for heating value or other quality parameters. All heating value and other quality adjustments applicable to the coal sold to Buyer under the Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement shall be based upon the quality after the coal is blended with Seller’s coal at the Storage and Blending Facility, after which the quality adjustments shall be determined pursuant to the Agreement and payable by Buyer to Seller, or owed by Seller to Buyer, as the case may be, for the combined total of the coal delivered by Seller under the Agreement and the coal delivered to Buyer under the Monetizer Coal Supply Agreement(s) and/or Third Party Coal Supply Agreement(s).

(e) For invoicing and payment purposes, Seller shall advise Buyer of (i) the amount of tonnage received by Buyer under the Agreement and (ii) the amount of tonnage received by Buyer under the Monetizer Coal Supply Agreement(s) and/or Third Party Coal Supply Agreement(s), which shall combined equal the amount of coal received by Buyer at the end of the “P” conveyor at the transfer building.

(f) Seller shall (1) negotiate and prepare the Maryland Tax Credit Agreements, or any amendments thereto, (2) coordinate the submission to Buyer for execution each proposed Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement to be entered into between Buyer and a designated third party supplier, (3) on behalf of the third party supplier, prepare and deliver to Buyer all invoices for coal sold under a Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement in accordance with the terms thereof, (4) assist the third party supplier in the collection of any payment due from Buyer for the sale of coal under the Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement, and (5) provide such other duties and obligations with respect to the administration of the Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreements as needed.

(g) In regard to any Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement(s) entered into by Buyer at Seller’s request, Seller hereby agrees to timely perform all obligations and make all coal deliveries when due under such Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement(s) in the event the third party supplier fails to perform or otherwise deliver coal thereunder. It is the intent of the parties that Buyer’s rights and obligations arising under a Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement shall not be less than or greater than Buyer’s rights and obligations arising under the Agreement. Accordingly, Buyer and Seller acknowledge that any coal sold under such Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement(s) will automatically reduce on a corresponding basis the quantity of coal that Buyer is or remains obligated to purchase from Seller or that Seller is or remains obligated to sell to Buyer pursuant to the Agreement. Except as set forth in the preceding sentence, the terms and provisions of the Agreement shall continue in full force and effect. Therefore, if the Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement is terminated for any reason, or if the third party supplier fails to deliver coal as required under the Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement or if third party supplier is excused from delivering coal due to a force majeure event thereunder, Buyer and Seller shall remain obligated to purchase and sell coal in accordance with the terms of the Agreement. Additionally, upon any cancellation or termination of a Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement, any make-up, shortfall or undelivered quantities arising under such Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement shall be transferred to, and controlled by, the Agreement. Seller will be fully liable and responsible under this Agreement for any failure by the third party supplier, whether arising by breach or otherwise, to sell any quantities of coal under the Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement to Buyer. Seller represents and warrants to Buyer that Seller will act as the third party supplier’s exclusive administrator and agent in regard to the management and administration of the Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement with authority to schedule coal shipments, resolve disputes and provide remedies on the third party supplier’s behalf under the Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement. In the event that Seller ceases to act in such capacity or to exercise the stated functions on behalf of the third party supplier, Seller shall promptly notify Buyer who shall have the right, upon 10 days prior written notice to Seller and the third party supplier, to terminate the affected Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement(s).

(h) A force majeure event occurring under the Agreement shall be deemed to be a force majeure event under the Monetizer Coal Supply Agreement(s) and/or Third Party Coal Supply Agreement(s).

(i) Except with respect to Buyer’s obligation to enter into Monetizer Coal Supply Agreement(s) and/or Third Party Coal Supply Agreement(s) as provided in this MOU, Seller shall bear the entire risk, cost and expense with regard to the Maryland mined tax credits including, without limitation, obtaining Monetizers and third party suppliers to participate in the Maryland Tax Credit Agreements as well as obtaining all necessary governmental approvals for such tax credits.

2.	Seller’s Indemnification to Buyer.

For and in consideration of Buyer entering into any Monetizer Coal Supply Agreement and/or Third Party Coal Supply Agreement to enable Seller to realize the Maryland Tax Credit, Seller shall indemnify and hold Buyer, and its affiliates, parents, subsidiaries, officers, directors, agents and others acting on its behalf, harmless from and against any additional costs, expenses or liability incurred as the result thereof, including but not limited to any insolvency or bankruptcy of any third party supplier. If Buyer desires to assert an indemnity claim, Buyer shall provide Seller with written notice of such indemnity claim within a reasonable period of time (but in no event more than sixty (60) days) after it becomes aware of the factual basis for such indemnity claim. At the time the indemnity claim is made and thereafter, Buyer shall provide Seller with copies of all materials in its possession that provide background with respect to questions at issue or containing information describing the basis of the indemnity claim. If the indemnity claim involves a claim by a third party, Seller may assume at its own expense the defense of the claim. Buyer may participate in any such proceeding at its own expense through its own counsel.

3.	Synfuel Service Fees Credit

(a) Contingent upon the execution of this MOU, the execution and performance under the North Branch Agreement and under the Agreement, as amended by Amendment No. 1 and the execution of the Termination Agreement, no later than ****** Seller shall issue Buyer a credit in the amount of $******, which is equal to $****** per ton for the first ****** tons of coal sold during the period ****** through ****** by (1) Mettiki to Mount Storm Supply under (i) the Restated and Amended Feedstock Agreement No. 1, effective June 1, 2006 and (ii) Purchase Order No. 75, effective December 20, 2006, and (2) by Seller to

Mount Storm Supply under (i) the Restated and Amended Feedstock Agreement No. 2, effective June 1, 2006 and (ii) Purchase Order No. 77, effective January 1, 2007, of which coal was produced into synfuel; and

(b) At such time Buyer actually enters into a Monetizer Coal Supply Agreement and/or a Third Party Coal Supply Agreement as provided for herein which enables Seller to realize the Maryland Tax Credit, Seller agrees to issue Buyer an additional one-time credit in the amount of $******, which is equal to $****** per ton for ****** tons of the total tons of coal sold on or after ****** by Seller to Mount Storm Supply under (i) the Restated and Amended Feedstock Agreement No. 2, effective June 1, 2006 and (ii) Purchase Order No. 77, effective January 1, 2007, of which coal was produced into synfuel.

4. This MOU shall be governed by the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws, and shall be binding upon the parties hereto and their respective successors and permitted assigns, except that no party shall assign any of their rights or delegate any of their obligations hereunder except with the prior written consent of the other party hereto. The parties hereto agree that this MOU is a legally, binding agreement, and not an agreement to agree, and shall be enforceable against the parties hereto in accordance with its terms.

5. This MOU may not be amended, supplemented or otherwise modified, and no provision of this MOU may be waived, except by a written instrument signed by all of the parties hereto.

6. This MOU constitutes the parties’ entire agreement with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between the parties with respect to the matters referred to herein. Except as provided in this MOU, the parties acknowledge and agree that, notwithstanding any other term or provision contained in this MOU, neither Buyer or Seller will have any greater, reduced, additional or changed obligation or liability to each other as a result of Seller entering into any Monetizer Coal Purchase Agreement and/or Buyer entering into any Monetizer Coal Supply Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of Understanding to be executed in duplicate originals as of the date first written above.

Virginia Electric and Power Company

By:	/s/ Karla J. Haislip

Name:	Karla J. Haislip

Title:	Authorized Representative

Alliance Coal, LLC

By:	/s/ Robert G. Sachse

Name:	Robert G. Sachse

Title:	Executive Vice President

Mettiki Coal (WV), LLC

By:	/s/ Robert G. Sachse

Name:	Robert G. Sachse

Title:	Executive Vice President

Mettiki Coal, LLC

By:	/s/ Robert G. Sachse

Name:	Robert G. Sachse

Title:	Executive Vice President